Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 92 and Amendment No. 95 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares 2x Long ADBE Daily ETF, GraniteShares 2x Short ADBE Daily ETF, GraniteShares 2x Long AMC Daily ETF, GraniteShares 2x Long ARM Daily ETF, GraniteShares 2x Long AVGO Daily ETF, GraniteShares 2x Short AVGO Daily ETF. GraniteShares 2x Long CCL Daily ETF, GraniteShares 2x Short CCL Daily ETF, GraniteShares 2x Long CRWD Daily ETF, GraniteShares 2x Short CRWD Daily ETF, GraniteShares 2x Long DELL Daily ETF, GraniteShares 2x Short DELL Daily ETF, GraniteShares 2x Long GME Daily ETF, GraniteShares 2x Long INTC Daily ETF, GraniteShares 2x Short INTC Daily ETF, GraniteShares 2x Long LLY Daily ETF, GraniteShares 2x Short LLY Daily ETF, GraniteShares 2x Long MSTR Daily ETF, GraniteShares 2x Long MU Daily ETF, GraniteShares 2x Short MU Daily ETF, GraniteShares 2x Long NFLX Daily ETF, GraniteShares 2x Short NFLX Daily ETF, GraniteShares 2x Long NVO Daily ETF, GraniteShares 2x Short NVO Daily ETF, GraniteShares 2x Long PANW Daily ETF, GraniteShares 2x Short PANW Daily ETF, GraniteShares 2x Long QCOM Daily ETF, GraniteShares 2x Short QCOM Daily ETF, GraniteShares 2x Long SMCI Daily ETF, GraniteShares 2x Short SMCI Daily ETF, GraniteShares 2x Long TSM Daily ETF, and GraniteShares 2x Short TSM Daily ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2025